UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 30, 2020

L Brands, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of Principal Executive Offices)	(Zip Code)

(614) 415-7000

(Registrant's Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	LB	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On April 30, 2020, L Brands, Inc. (“L Brands” or the “Company”) entered into an amendment and restatement (the “Amendment”) of its amended and restated revolving credit agreement dated as of August 13, 2019 (as amended and restated prior to the date hereof, the “Credit Agreement”; as amended by the Amendment, the “Amended Credit Agreement”) among the Company, JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Agent”), and the Lenders party thereto. A copy of the Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

The Amendment converts the Company’s cash-flow revolving credit facility into an asset-backed revolving credit facility (the “ABL Facility”), with amounts available to be drawn from time to time (including, in part, in the form of letters of credit) equal to the lesser of (i) the borrowing base, which equals (A) initially, 75.0% of eligible credit card receivables, 75.0% of eligible accounts receivable and 75.0% of eligible inventory and (B) following the delivery of a field audit and inventory appraisal satisfactory to the Agent, 95.0% of eligible credit card receivables, 85.0% of eligible accounts receivable, up to 90.0% of the net orderly liquidation value of eligible inventory, up to 50.0% of the net orderly liquidation value of component inventory, and 50.0% of eligible real property, subject, in each case, to customary eligibility criteria and reserves established by the Agent from time to time, and (ii) the aggregate revolving credit commitments. The aggregate revolving credit commitments established at closing are $1,000,000,000. In addition, certain of the Company’s material Canadian subsidiaries will become guarantors under the facility. The ABL Facility will be available in US dollars and up to the Canadian dollar equivalent of $100,000,000 will be available in Canadian dollars.

Subject to customary exceptions and restrictions, the Company may voluntarily repay outstanding amounts under the ABL Facility at any time without premium or penalty. Any voluntary prepayments made will not reduce commitments under the ABL Facility. If at any time, (1) the outstanding amount under the ABL Facility exceeds the lesser of (i) the aggregate amount committed by the lenders and (ii) the borrowing base or (2) the consolidated cash balance exceeds $350,000,000, the Company will be required to prepay outstanding amounts under the ABL Facility. The aggregate commitments under the ABL Facility will be automatically reduced by $200,000,000 upon the consummation of the transactions contemplated by that certain Transaction Agreement, dated as of February 20, 2020, between SP VS Buyer LP, as buyer and the Company, as parent (the “VS Transaction”).

Borrowings under the Amended Credit Agreement mature, and lending commitments thereunder terminate, on August 13, 2024. In the event that (i) the specified excess availability under the ABL for each of the 60 days immediately preceding and each of the 60 days succeeding the maturity date for any of the Company’s 6.625% Senior Notes due 2021, the Company’s 5.625% Senior Notes due 2022 or the Company’s 5.625% Senior Notes due 2023 with an outstanding principal amount at such time exceeding $25,000,000 (the “Subject Notes”) is less than $300,000,000 (calculated on a pro forma basis for the repayment of the Subject Notes and based on the Company’s reasonable projections at the time) and (ii) the ratio of consolidated EBITDAR to consolidated fixed charges is less than 1.10 to 1.00 (calculated on a pro forma basis for the repayment of the Subject Notes), then the Maturity Date shall be the date that is 91 days prior to the scheduled maturity date of the Subject Notes.

Interest on the loans under the ABL Facility shall be calculated by reference to (x) in the case of loans denominated in US dollars, LIBOR and an alternative base rate and (y) in the case of loans denominated in Canadian dollars, CDOR and a Canadian base rate, in each case, as set forth in the Amended Credit Agreement, plus an interest rate margin based on average daily excess availability ranging (x) in the case of LIBOR and CDOR loans, 1.75% to 2.25% and (y) in the case of alternate base rate loans and Canadian base rate loans, 0.75% to 1.25%. Unused commitments under the ABL Facility shall accrue an unused commitment fee of 0.30%.

The ABL Facility contains representations and warranties and affirmative and negative covenants that are customary for facilities of this type, including a 1.00:1.00 consolidated fixed charges to consolidated EBITDAR financial maintenance covenant that is tested during the continuation of any event of default and any period commencing on any day when specified excess availability is less than the greater of (x)(A) prior to the consummation of the VS Transaction, $100,000,000 or (B) following the consummation of the VS Transaction, $80,000,000 and (y) 15% of the maximum borrowing amount and (ii) ending after specified excess availability has been greater than the amount set forth in clause (i) above for 30 consecutive calendar days.

Upon the completion of the amendment, the Company prepaid the $950,000,000 that was previously drawn down under the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment. Capitalized terms not defined herein have the meanings set forth in the Amended Credit Agreement.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit 4.1	Amendment and Restatement Agreement dated April 30, 2020 among L Brands, Inc., a Delaware corporation, the Borrowing Subsidiaries party thereto, the lenders party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent and Collateral Agent (the “Administrative Agent”), in respect of the Amended and Restated Revolving Credit Agreement dated as of August 13, 2019 among the Company, the lenders from time to time party thereto and the Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

L Brands, Inc.

Date:	May 1, 2020	By:	/s/ STUART B. BURGDOERFER
Stuart B. Burgdoerfer
Executive Vice President and Chief Financial Officer